UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 18, 2024
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events.
Chicago, IL (December 18, 2024) - LanzaTech Global, Inc. (Nasdaq: LNZA) (“LanzaTech” or the “Company”) and Technip Energies jointly announced that the U.S. Department of Energy (DOE) Office of Clean Energy Demonstrations (OCED) has committed up to $200.0 million in federal funding provided under the Bipartisan Infrastructure Law and Inflation Reduction Act (IRA), and has authorized the initiation of Phase 1 of their Sustainable Ethylene from CO2 Utilization with Renewable Energy Project (Project SECURE).
During Phase 1 of Project SECURE, LanzaTech and Technip Energies will conduct a Front-End Engineering Design (FEED) study, further develop project plans, provide documentation and reports necessary to complete the National Environmental Policy Act (NEPA) review, and engage with local community and labor stakeholders.
The total project amount for Phase 1 is projected to be $39.4 million, with $19.7 million of the funding being provided by OCED and the remaining being shared by LanzaTech and Technip Energies in approximately a 30/70 allocation, respectively. LanzaTech’s portion of the investment is expected to be funded by in-kind contributions, primarily related to repurposing project deliverables, materials, and equipment packages developed under private funding.
Project SECURE is an extension of the joint collaboration agreement between LanzaTech and Technip Energies. The aim of the project is to capture CO2 emissions from traditional ethylene crackers and transform them into sustainable ethylene using our combined processes.
Project SECURE will deploy LanzaTech and Technip Energies’ joint technology solution at an existing commercial ethylene cracker in U.S. Gulf Coast region. Longer-term, both companies plan to replicate the project at ethylene steam crackers globally. Worldwide, there are approximately 370 ethylene steam crackers, over 40 percent of which use Technip Energies’ technology, including eight in the U.S. Key benefits of Project SECURE include increasing the feedstock efficiency of and value generated by existing ethylene production infrastructure, and the project is also designed to create high-quality jobs and positively support local communities.
A copy of the Company’s December 18, 2024 press release is attached to this current report on Form 8-K as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	LanzaTech, Inc. Press Release, dated December 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 18, 2024

LANZATECH GLOBAL, INC.

By:	/s/ Joseph Blasko
Name:	Joseph Blasko
Title:	General Counsel and Corporate Secretary
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